Exhibit 1.2

PRICING AGREEMENT

July 7, 2022

BofA Securities, Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated July 7, 2022 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of November 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as supplemented by the Thirty-Sixth Supplemental Indenture, to be dated as of July 11, 2022, between the Company and the Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours,

METLIFE, INC.

By:	/s/ John Hall
Name: John Hall
Title: Executive Vice President and Treasurer

[Signature page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BOFA SECURITIES, INC.

By:	/s/ Randolph Randolph
Name: Randolph Randolph
Title: Managing Director

[Signature page to Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature page to Pricing Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Arvind Sriram
Name: Arvind Sriram
Title: Managing Director

[Signature page to Pricing Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Thomas Healy
Name: Thomas Healy
Title: Managing Director

[Signature page to Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $1,000,000,000 5.000% Senior Notes due 2052 to be Purchased
BofA Securities, Inc.	$145,000,000
Citigroup Global Markets Inc.	$145,000,000
Credit Suisse Securities (USA) LLC	$145,000,000
Goldman Sachs & Co. LLC	$145,000,000
J.P. Morgan Securities LLC	$145,000,000
Barclays Capital Inc.	$24,000,000
BNP Paribas Securities Corp.	$24,000,000
Deutsche Bank Securities Inc.	$24,000,000
HSBC Securities (USA) Inc.	$24,000,000
Morgan Stanley & Co. LLC	$24,000,000
Wells Fargo Securities, LLC	$24,000,000
BNY Mellon Capital Markets, LLC	$15,000,000
Mizuho Securities USA LLC	$15,000,000
Scotia Capital (USA) Inc.	$15,000,000
SG Americas Securities, LLC	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
Santander Investment Securities Inc.	$13,000,000
TD Securities (USA) LLC	$13,000,000
Drexel Hamilton, LLC	$5,000,000
Siebert Williams Shank & Co., LLC	$5,000,000
Roberts & Ryan Investments, Inc.	$5,000,000

Total	$1,000,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

July 7, 2022

Relating to

Preliminary Prospectus Supplement dated July 7, 2022 to

Prospectus dated November 18, 2019

Registration Statement No. 333-234761

MetLife, Inc.

$1,000,000,000 5.000% Senior Notes due 2052

Final Term Sheet

July 7, 2022

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated July 7, 2022 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 18, 2019, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-234761). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	5.000% Senior Notes due 2052

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.829% of principal amount, plus accrued interest, if any, from July 11, 2022

Gross Underwriting Discount:	0.875%

Proceeds to Issuer Before Expenses:	$989,540,000

Maturity Date:	July 15, 2052

Trade Date:	July 7, 2022

Settlement Date:	July 11, 2022 (T+2)

Interest Payment Dates:	Semi-annually on January 15 and July 15 of each year, beginning on January 15, 2023

Coupon:	5.000%

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Benchmark Treasury:	UST 2.250% due February 15, 2052

Spread to Benchmark Treasury:	UST + 180 bps

Benchmark Treasury Price and Yield:	81-23, 3.211%

Yield to Maturity:	5.011%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Par Call Date:	January 15, 2052

Make-Whole Call:	UST + 30 bps

CUSIP:	59156RCC0

ISIN:	US59156RCC07

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Goldman Sachs & Co. LLC J.P. Morgan Securities LLC

Senior Co-Managers:	Barclays Capital Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC Mizuho Securities USA LLC Scotia Capital (USA) Inc. SG Americas Securities, LLC SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Santander Investment Securities Inc. TD Securities (USA) LLC Drexel Hamilton, LLC Siebert Williams Shank & Co., LLC Roberts & Ryan Investments, Inc.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Citigroup Global Markets Inc. toll-free at +1 (800) 831-9146, Credit Suisse Securities (USA) LLC toll-free at +1 (800) 221-1037, Goldman Sachs & Co. LLC toll-free at +1 (866) 471-2526 or J.P. Morgan Securities LLC collect at +1 (212) 834-4533.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the 5.000% Senior Notes due 2052: 98.954% of the principal amount thereof

Closing Date: July 11, 2022

Addresses for Notices, etc. to the Representatives:

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179